UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 15, 2009

UNITED RENTALS, INC.
UNITED RENTALS (NORTH AMERICA), INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-14387	06-1522496
Delaware	001-13663	06-1493538
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification No.)

Five Greenwich Office Park Greenwich, CT		06831
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (203) 622-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

          ☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

          ☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

          ☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

          ☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On January 15, 2009, at Michael J. Kneeland’s personal request, United Rentals, Inc. (the “Company”), with the approval of the compensation committee of its board of directors, entered into an amendment to Mr. Kneeland’s employment agreement as chief executive officer, lowering his base salary for 2009 by 20%. Mr. Kneeland explained to the committee that since he has asked employees to reduce costs and accept significant staff cuts, he believed that he should lead by example and share some of the economic burden through a reduction in his base salary. This week, Mr. Kneeland informed employees of further cost reductions, including a moratorium on merit increases for salaried employees and a reduction in the Company’s matching contributions to its employees’ retirement plans.

The amendment, effective retroactively from January 1, 2009, reduces Mr. Kneeland’s annual base salary to $600,000 for 2009. The reduction does not affect ancillary benefits, such as bonus targets and severance pay, which, if and to the extent any become applicable during the reduction period, would continue to reference his base salary level prior to the amendment.

The foregoing description of the amendment is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description

Exhibit 10.1	First Amendment, dated January 15, 2009, to the Employment Agreement, dated as of August 22, 2008, between United Rentals, Inc. and Michael J. Kneeland

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2009	UNITED RENTALS, INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

UNITED RENTALS (NORTH AMERICA), INC.

	By:	/s/ Roger E. Schwed

Name: Roger E. Schwed
Title: General Counsel

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	First Amendment, dated January 15, 2009, to the Employment Agreement, dated as of August 22, 2008, between United Rentals, Inc. and Michael J. Kneeland